EXHIBIT 5.7

[Letterhead of Tulchinsky Stern Marciano Cohen Levitski & Co. Law Offices]

August 25, 2011

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance III, LLC

Teva Pharmaceutical Finance IV, LLC

Teva Pharmaceutical Finance II B.V.

Teva Pharmaceutical Finance III B.V.

Teva Pharmaceutical Finance IV B.V.

Teva Pharmaceutical Finance V B.V.

Teva Pharmaceutical Finance N.V.

Teva Pharmaceutical Finance Company B.V.

c/o Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131 Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Teva Pharmaceutical Industries Limited, an Israeli corporation (“Teva”), in connection with (i) the preparation and filing of the Registration Statement on Form F-3 by Teva, Teva Pharmaceutical Finance III, LLC, a Delaware limited liability company (“Teva Finance III LLC”), Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (“Teva Finance IV LLC” and, together with Teva Finance III LLC, the “LLCs”), Teva Pharmaceutical Finance II B.V., a Curaçao private limited liability company (“Teva Finance II BV”), and Teva Pharmaceutical Finance III B.V., a Curaçao private limited liability company (“Teva Finance III BV” and, together with Teva Finance II BV and the LLCs, the “Original Finance Subsidiaries”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on December 4, 2008, (ii) the preparation and filing of Post-Effective Amendment No. 1 to such Registration Statement on Form F-3 by Teva, the Original Finance Subsidiaries, Teva Pharmaceutical Finance IV B.V., a Curaçao private limited liability company (“Teva Finance IV BV”), and Teva Pharmaceutical Finance V B.V., a Curaçao private limited liability company (“Teva Finance V BV”), with the Commission pursuant to the Act on July 29, 2011, and (iii) the preparation and filing of Post-Effective Amendment No. 2 to such Registration Statement on Form F-3 (such Registration Statement as amended by Post-Effective Amendments Nos. 1 and 2 thereto, the “Registration Statement”) by Teva, the Original Finance Subsidiaries, Teva Finance IV BV, Teva Finance V BV, Teva Pharmaceutical Finance N.V., a Curaçao limited liability company (“Teva Finance NV”), and Teva Pharmaceutical Finance Company B.V., a Curaçao private limited liability company (“Teva Finance Company BV” and, together with the Original Finance Subsidiaries, Teva Finance IV BV, Teva Finance V BV and Teva Finance NV, the “Finance Subsidiaries”), with the Commission pursuant to the Act today for the purpose of adding Teva Finance NV and Teva Finance Company BV (together, the “Additional Teva Finance BVs”) as registrants under the Registration Statement and providing for the registration of the sale from time to time by each of the Additional Teva Finance BVs of (i) senior debt securities (the “Additional Teva Finance BV Senior Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, an “Additional Teva Finance BV Senior Indenture”) to be executed by the applicable Additional Teva Finance BV, Teva and The Bank of New York Mellon, as trustee, and (ii) subordinated debt securities (the “Additional Teva Finance BV Subordinated Debt Securities,” and together with the Additional Teva Finance BV Senior Debt Securities, the “Additional Teva Finance BV Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, an “Additional Teva Finance BV Subordinated Indenture,” and together with the Additional Teva Finance BV Senior Indentures, the “Additional Teva Finance BV Indentures”) to be executed by the applicable Additional Teva Finance BV, Teva and The Bank of New York Mellon, as trustee. Teva and the Finance Subsidiaries are referred to collectively as the “Companies.”

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

For purposes of the opinions hereinafter expressed, we have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Teva and upon certificates of public officials. We have also considered such questions of Israeli law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In making our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

In connection with the opinions as to enforceability expressed below, such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

In connection with all of the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of Teva shall have duly established and authorized the terms of such security and the related indentures and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been automatically declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by Teva with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the relevant Company (including Teva), or any restriction imposed by any court or governmental body having jurisdiction over Teva.

Our opinions expressed below are based upon our consideration of only those statutes, rules and regulations of the state of Israel which, in our experience, are normally applicable to guarantors or issuers of securities of the nature of the Additional Teva Finance BV Debt Securities.

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

Based on and subject to the foregoing, we are of the opinion that:

1.	When the Additional Teva Finance BV Indentures have been duly authorized, executed and delivered by the parties thereto (including Teva as guarantor) in accordance with applicable law, and when the specific terms of a particular series of Additional Teva Finance BV Debt Securities have been duly authorized and established in accordance with the relevant Additional Teva Finance BV Indenture and such Additional Teva Finance BV Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Additional Teva Finance BV Indenture and any applicable underwriting or other agreement, Teva’s guarantee under each Additional Teva Finance BV Indenture with respect to such Additional Teva Finance BV Debt Securities will constitute a valid and binding obligation of Teva, enforceable against Teva in accordance with its terms.

2.	Under the choice of law or conflicts of law doctrines of Israel, a court, tribunal or other competent authority sitting in Israel has discretion, but should apply to any claim or controversy arising under an Additional Teva Finance BV Indenture the law of the State of New York, which is the local law governing the Additional Teva Finance BV Indentures, designated therein by the parties thereto, provided there are no reasons for declaring such designation void on the grounds of public policy or as being contrary to Israeli law.

We do not purport to be expert on the laws of any jurisdiction other than the laws of the State of Israel, and we express no opinion herein as to the effect of any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued or promulgated thereunder.

This opinion is being delivered to you for your information in connection with the above matter and addresses matters only as of the date hereof.

Very truly yours,

/s/ Tulchinsky Stern Marciano Cohen Levitski & Co. Law Offices

Tulchinsky Stern Marciano Cohen Levitski & Co. Law Offices